Exhibit 99.1

NCR ANNOUNCES CLOSING OF BLACKSTONE STRATEGIC INVESTMENT

DULUTH, Ga.—December 4, 2015 – NCR Corporation (NYSE: NCR) today announced that it has closed the previously announced transaction with Blackstone (NYSE: BX), one of the world's leading investment firms, pursuant to which affiliates of Blackstone invested $820 million in NCR in the form of perpetual convertible preferred shares. In connection with the closing of the transaction, the NCR board of directors expanded from 9 to 11 directors and NCR elected two new members to the board, Chinh Chu and Greg Blank.

NCR intends to use the net proceeds from the Blackstone investment, together with cash on hand and borrowings under NCR’s revolving facilities, to fund the repurchase of up to $1.0 billion of shares of NCR common stock pursuant to NCR’s previously announced tender offer.  As a result of the closing of the Blackstone investment, NCR has deemed the Strategic Investment Condition (as defined in the tender offer documentation) satisfied.  The tender offer, which remains subject to certain other conditions, is scheduled to expire at 12:00 midnight, New York City time, on December 11, 2015, unless extended.

Additional information regarding the closing of the investment will be included in a Current Report on Form 8-K to be filed today by NCR with the Securities and Exchange Commission.

J.P. Morgan, Atlas Strategic Advisors and BofA Merrill Lynch acted as placement agents to NCR, and Cravath, Swaine & Moore LLP served as NCR’s legal advisor, in connection with the transaction.

Citi, Goldman, Sachs & Co. and RBC Capital Markets acted as financial advisors to Blackstone and Kirkland & Ellis LLP is Blankstone's legal advisor in the transaction.

About Blackstone
Blackstone is one of the world’s leading investment firms. It seeks to create positive economic impact and long-term value for its investors, the companies it invests in, and the communities in which it works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Its asset management businesses, with over $330 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

About NCR Corporation
NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables nearly 550 million transactions daily across the financial, retail, hospitality, travel, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 30,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: http://linkd.in/ncrgroup
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
NCR Corporation
Lou Casale, 212-589-8415
lou.casale@ncr.com

Investor Contact
NCR Corporation
Gavin Bell, 212-589-8468
gavin.bell@ncr.com

Forward-Looking Statements
This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “believe,” “will,” “should,” “would,” “could” and words of similar meaning. Statements that describe or relate to NCR’s plans, goals, intentions, strategies or financial outlook, statements regarding the investment by Blackstone and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on NCR’s current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including factors relating to: the achievement of the potential benefits of the investment by Blackstone; the price at which we ultimately determine to purchase shares in the Tender Offer and the number of shares tendered in the Tender Offer; the price and time at which we may make any additional share repurchases following completion of the Tender Offer, the number of shares acquired in such repurchases and the terms, timing, costs and interest rate on any indebtedness incurred to fund such repurchases; domestic and global economic and credit conditions, including, in particular, market conditions and investment trends in the retail industry, and economic and market conditions in China and Russia; the impact of our indebtedness and its terms on our financial and operating activities; our ability to successfully introduce new solutions and compete in the information technology industry; the transformation of our business model and our ability to sell higher-margin software and services; our ability to improve execution in our sales and services organizations; defects or errors in our products or problems with our hosting facilities; manufacturing disruptions; collectability difficulties in subcontracting relationships in emerging industries; the historical seasonality of our sales; foreign currency fluctuations; the availability and success of acquisitions, divestitures and alliances, including the acquisition of Digital Insight; our pension strategy and underfunded pension obligation; the success of our ongoing restructuring plan; tax rates; compliance with data privacy and protection requirements; reliance on third party suppliers; development and protection of intellectual property; workforce turnover and the ability to attract and retain skilled employees; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and the other risks and uncertainties described in NCR’s filings with the Securities and Exchange Commission (the “SEC”), including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in NCR’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 27, 2015 and in any of NCR’s subsequently filed Form 10-Qs. Any forward-looking statement speaks only as of the date on which it is made. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Important Information
As previously disclosed, on November 13, 2015, NCR commenced an offer to purchase for cash up to $1.0 billion of shares of common stock, par value $0.01 per share, of NCR pursuant to the Offer to Purchase, dated November 13, 2015 (the “Offer to Purchase”), and the related Letter of Transmittal. This release is for informational purposes only and does not constitute an offer to buy or a solicitation of an offer to sell any securities of NCR. The tender offer by NCR has been made solely by the Offer to Purchase and related Letter of Transmittal and other related materials, which NCR has filed with the SEC. Investors are urged to read these materials, as well as any other relevant documents filed with the SEC when they become available, carefully and in their entirety because they contain important information, including the terms and conditions of the tender offer. NCR has filed each of the documents referenced in this paragraph with the SEC, and investors may obtain a free copy of them from the SEC at its website www.sec.gov, or free of charge from NCR at http://investor.ncr.com or by directing a request to Gavin Bell, Vice President of Investor Relations, at 212-589-8468 or gavin.bell@ncr.com.